Exhibit 99.1

Sound Point Meridian Capital, Inc. Announces Results for the Fourth Fiscal Quarter Ended March 31, 2026

NEW YORK – May 27, 2026 – Sound Point Meridian Capital, Inc. (NYSE: SPMC, SPMA, SPME), a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Company”), today announced results for the fourth fiscal quarter ended March 31, 2026.

FOURTH FISCAL QUARTER ENDED MARCH 31, 2026 RESULTS

●	Net asset value per share of common stock was $9.63 as of March 31, 2026.

●	Net investment income (“NII”) was $7.0 million, or $0.34 per share of common stock, comprised of $15.1 million of investment income, or $0.73 per share of common stock and $8.2 million of expenses, or $0.40 per share of common stock.

●	Realized loss on investments was $4.1 million, or ($0.20) per share of common stock.

●	Unrealized loss on investments was $77.6 million, or ($3.77) per share of common stock.

●	GAAP net loss was $74.7 million, or ($3.63) per share of common stock.

●	As of March 31, 2026, the weighted average effective yield of the Company’s CLO equity portfolio, based on amortized cost, was 9.1%.[1]

●	As of March 31, 2026, on a look-through basis, and based on the most recent trustee reports received by such date:

○	The Company, through its CLO investments, had indirect exposure to approximately 1,540 unique underlying loans.

○	The largest look-through obligor represented 0.6% of the loans underlying the Company’s CLO debt and equity portfolio.

○	The top ten largest look-through obligors together represented 4.4% of the loans underlying the Company’s CLO debt and equity portfolio.

FIRST FISCAL QUARTER PORTFOLIO ACTIVITY AND OTHER UPDATES

●	Management’s unaudited estimate of the net asset value per share of the Company’s common stock as of April 30, 2026, was $10.57.

●	Received $23.4 million cash distributions from the Company’s investment portfolio.[2]

●	Declared a monthly distribution of $0.20 per share on the Company’s common stock to be paid on each of July 31, 2026, August 31, 2026, and September 30, 2026.

●	Declared a monthly distribution of $0.16667 on shares of the Company’s 8.00% Series A Term Preferred Stock due 2029 to be paid on each of July 31, 2026, August 31, 2026, and September 30, 2026.

●	Declared a monthly distribution of $0.1640625 on shares of the Company’s 7.875% Series B Term Preferred Stock due 2030 to be paid on each of July 31, 2026, August 31, 2026, and September 30, 2026.

[1]	Weighted average effective yield is based on investments’ amortized cost and expected future cash flows as of the applicable period end.
[2]	“Cash distributions” refers to the quarterly distributions received by the company from its CLO equity investments.

CONFERENCE CALL

The Company will host a conference call at 2:00 p.m. (Eastern Time) today to discuss these results. All interested parties are welcome to participate in the conference call via the below:

Date/Time:	Wednesday, May 27, 2026 – 2:00 p.m. ET

Participant Dial-In Numbers:
(United States Toll-Free):	(800) 715-9871
(International):	(646) 307-1963

To access the call, please dial-in approximately five minutes before the start time and, if asked, provide the operator with Conference ID “SOUNDFQ4”.

An accompanying slide presentation is available in pdf format via the “Events and Presentations” section of the Company’s website (https://www.soundpointmeridiancap.com/).

The call will also be simultaneously webcast over the internet via the “Events and Presentations” section of the Company’s website (https://www.soundpointmeridiancap.com/). Please go to the “Events and Presentations” section of the Company’s website at least 15 minutes prior to the call to register for the call and download and install any necessary audio software.

About the Company

The Company is an externally managed, non-diversified closed-end management investment company. The Company’s investment objective is to generate high current income, with a secondary objective to generate capital appreciation, by investing primarily in third-party collateralized loan obligation (“CLO”) equity and mezzanine tranches of predominately U.S. dollar-denominated CLOs backed by corporate leveraged loans issued primarily to U.S. obligors. The Company is externally managed and advised by Sound Point Meridian Management Company, LLC, a Delaware limited liability company. For additional information, visit https://www.soundpointmeridiancap.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations:

Julie Smith – Sound Point Capital

(833) 217-6665

ir@soundpointmeridiancap.com

www.soundpointmeridiancap.com

Source: Sound Point Meridian Capital, Inc.

NOT FDIC INSURED   ●   NO BANK GUARANTEE   ●   MAY LOSE VALUE

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